UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 7, 2005

Date of Report (Date of earliest event reported)

Presstek, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-17541 (Commission File Number)	02-0415170 (I.R.S. Employer Identification No.)

55 Executive Drive
Hudson, New Hampshire 03051-4903

(Address of Principal Executive Offices)

(603) 595-7000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On April 7, 2005, Presstek, Inc.’s (the “Company”) Board of Directors voted to establish the Presstek, Inc. Nonqualified Deferred Compensation Plan, effective May 1, 2005 (the “Plan”), and to revise the amount of compensation to be paid to the Company’s directors in 2005.

Nonqualified Deferred Compensation Plan

     The Plan allows a participant to defer payment of up to 50% of salary and 100% of bonus on a tax deferred basis. The Board designated Ed Marino, the Company’s President and Chief Executive Officer, as a participant in the Plan. The Company reserves the right to defer additional amounts of compensation for the benefit of participants in its discretion from time to time, subject to a five year graded vesting schedule. The Board voted to defer additional compensation on Mr. Marino’s behalf for 2005 equal to three times his salary and bonus deferred under the Plan, subject to a maximum limit of $75,000. Deferred amounts under the Plan will be credited with interest as per investment fund options elected by the participant from time to time. Participants will be permitted to take distributions in the form of a lump sum or in annual installment payments for up to 10 years, as permitted under Section 409A of the Code. The Company will contribute amounts to a rabbi trust in order to create a fund to meet its obligations under this Plan.

Compensation of Directors

     The form and amount of compensation paid to the Company’s directors is reviewed from time to time by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). On April 7, 2005, upon the recommendation of the Compensation Committee, the Company’s Board of Directors approved the following compensation arrangement for directors for 2005:

•	Each director shall receive an annual retainer of $22,500, with such payment to be made on the first day of July during a director’s term;

•	Each director shall receive (i) $1,500 for attendance at each in-person meeting of the Board, (ii) $500 for attendance at each telephonic meeting of the Board, (iii) $500 for attendance at each meeting of a committee of the Board, with the exception of the Compensation, Nominating and Corporate Governance and Audit Committees; (iv) $1,000 for attendance at each meeting of the Compensation and Nominating and Corporate Governance Committees, respectively; and (v) $1,500 for attendance at each meeting of the Audit Committee;

•	The Chairman of the Audit Committee shall receive an additional annual retainer in the amount of $7,500, to be paid on the first day of July during the Chairperson’s term; and

•	In addition to the option to purchase 7,500 shares of the Company’s Common Stock that is automatically granted to each non-employee director of the Company on the first business day of July in accordance with the Company’s 2003 Stock Option and Incentive Plan, each non-employee director who remains on the Board will be granted an option to purchase an additional 7,500 shares of Common Stock each year on the first business day of July at an exercise price per share equal to the closing price of the Common Stock on that date, in accordance with such plan. All such options under both grants will be fully exercisable on the first anniversary of the date of grant.

The Executive Officer and Director Compensation Schedule for the year ended December 31, 2005 is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

                          99.1                     Executive Officer and Director Compensation Schedule. Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC.
Date: April 13, 2005	By:	/s/ Moosa E. Moosa
Moosa E. Moosa
Executive Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Executive Officer and Director Compensation Schedule. Filed herewith.